SUBSCRIPTION AGREEMENT

INVESTVIEW, INC.

(April 2017)

The purchase of these securities involves a high degree of risk. Only investors who are able to afford the risk of loss of their entire investment should purchase the Shares.

These securities have not been registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and are being offered in reliance on exemptions from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and preemption from the registration or qualification requirements (other than notice filing and fee provisions) of applicable state laws under the National Securities Markets Improvement Act of 1996.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission or any state or other regulatory authority, nor has the U.S. Securities and Exchange Commission or any state or other regulatory authority passed on the accuracy or adequacy of this disclosure document or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

THIS SUBSCRIPTION AGREEMENT ("Agreement") constitutes the undersigned's irrevocable offer to purchase from Investview, Inc., a Nevada corporation (the "Company"), subject to the terms and conditions set forth in this Agreement, shares of common stock of the Company (the "Shares"), as set forth on the signature page of this Agreement. On execution by both parties, this Agreement shall become a bilateral agreement binding on both the undersigned and the Company. Each part of this Agreement must be completed by the undersigned and, by execution below, he acknowledges and understands that the Company is relying on the accuracy and completeness hereof in complying with the obligations under applicable securities laws.

Subscription

Subject to the terms and conditions of this Agreement, the undersigned agrees to purchase, at the Closing, the number of Shares for the aggregate purchase price set forth on the signature page of this Agreement. This Agreement constitutes the irrevocable, fully funded, commitment of the undersigned to purchase such number of Shares.

Minimum Share Value

At the end of 18 months from the date of this Agreement, if the average closing price of the Company's common stock over the previous 20 trading days (the "Trading Price") is below $0.02 per share, subject to any adjustments resulting from any recapitalization, reverse split, or similar actions, the Company will issue to the subscriber additional shares of common stock until the cumulative value of the shares issued to the subscriber is equal to double the aggregate purchase price of the Shares, up to a maximum of 100% of the Shares purchased under this Agreement.

Examples of Calculation: If the Trading Price is $0.01 or below, the subscriber will be issued additional shares equal to the number of Shares purchased under this Agreement. If the Trading Price is between $0.01 and $0.02, the subscriber will be issued additional shares in such an amount that they have a cumulative value of two times the aggregate purchase price under this Agreement. If the Trading Price is more than $0.02, no additional shares will be issued. In no event will the subscriber be issued more additional shares than were purchased under this Agreement.

Suitability Information

1. Representations of Subscriber. The undersigned hereby represents and warrants as follows:

(a) The undersigned has received and read the following:

(i) the Company's annual report on Form 10-K for the year ended March 31, 2016;

(ii) the Company's quarterly reports on Form 10-Q for the quarters ended June 30, 2016, September 30, 2016, and December 31, 2016; and

(iii) the Company's current report on Form 8-K filed with the SEC on April 6, 2017.

The foregoing, including the related exhibits and attachments (together with additional information and documentation provided pursuant thereto) and information furnished on the request of the undersigned, are collectively referred to as the "Offering Information." In addition to the Offering Information, the undersigned has had the opportunity to meet personally with the Company's management. The undersigned understands and acknowledges that such information contains certain forward-looking statements and information relating to the Company that are based on the beliefs of management, as well as assumptions made by and information currently available to management, and that when used in such Offering Information, the words "anticipate," "believe," "estimate," "expect," "intend," and similar expressions, as they relate to the Company, its plans or prospects, or its management, are intended to identify forward-looking statements. The undersigned understands and acknowledges that such statements reflect the current view of the Company respecting future events and are subject to certain risks, uncertainties, and assumptions, including the risks and uncertainties noted and that should one or more of such risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the Offering Information as anticipated, believed, estimated, expected, or intended. The undersigned understands the risks associated with initiating a new business enterprise with limited capitalization in a highly competitive business characterized by rapid technological change.

(b) The undersigned has had sufficient interactions with management of the Company and has been provided with sufficient supporting documentation, including items such as financial statements, financial projections, and a business case summary, which he has read and understands, in order to make an informed investment decision. The undersigned is basing his decision to invest solely on the information provided and has not relied on any other representations made by the Company or any of the Company's affiliates.

(c) The undersigned understands that an investment in the Shares is speculative and involves numerous significant risks, the occurrence of any one of which could result in the loss of his entire investment. The undersigned is fully cognizant of and understands all of the risks relating to a purchase of the Shares, including those risks set forth in the Offering Information and in section 4 below under "Risk and Other Investment Factors."

(d) The undersigned's overall commitment to investments that are not readily marketable is not disproportionate to his individual net worth, and his investment in the Shares will not cause his overall commitment to become excessive.

(e) The undersigned has adequate means of providing for his financial requirements, both current and anticipated, and has no need for liquidity in an investment in the Shares.

(f) The undersigned was at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, internet contact, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the Shares through this Agreement.

(g) The undersigned can bear and is willing to accept the economic risk of losing his entire investment.

(h) The undersigned is acquiring the Shares for his own account and for investment purposes only and has no present intention, agreement, or arrangement for the distribution, transfer, assignment, resale, or subdivision of the Shares, either currently or after the passage of a fixed or determinable period or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(i) The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares; and the undersigned has the ability to protect his own interests in connection with this investment.

(j) If a resident of the United States, the undersigned is a resident of the state set forth on the signature page of this Agreement and has a principal residence within such state, maintains all driver's licenses and voter registrations only within such state, pays income taxes (when applicable) only to such state, and intends to remain a citizen of such state for the foreseeable future, or if the undersigned cannot make this representation, his reason is satisfactory to the Company, in its sole and absolute discretion.

(k) The undersigned is an "accredited investor" as defined under Rule 501 of Regulation D of the Securities Act, as summarized in Appendix A.

(l) The undersigned understands the offering has not been registered under the Securities Act and applicable state or other securities laws, that the Shares are subject to significant restrictions on transfer under such securities laws, and that he cannot sell, distribute, or otherwise transfer any of the Shares unless such Shares are registered under the Securities Act and applicable state or other securities laws or unless an exemption from registration is available. The undersigned may, therefore, be required to hold the Shares for an indefinite period.

(m) The undersigned acknowledges that neither the U.S. Securities and Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of purchasing the Shares.

(n) All information that the undersigned has provided to the Company or its agents or representatives concerning his suitability to invest in the Company is complete, accurate, and correct as of the date of the signature on the last page of this Agreement, including information concerning his personal financial affairs, business position, and the knowledge and experience of the undersigned and his advisers.

(o) The undersigned acknowledges that this Agreement may be accepted or rejected, in whole or in part, by the Company and that, to the extent the subscription may be rejected, the accompanying subscription payment will be refunded without payment of interest and without deduction of expenses.

2. Additional Information. The undersigned acknowledges that he has previously been advised of the opportunity to review all of the pertinent facts concerning the Company and to obtain any additional information that he may request, to the extent the Company possesses or can obtain such information without unreasonable effort and expense. The undersigned has been provided with all materials and information requested by him or his representatives, including any information requested to verify any information furnished, and the undersigned has been provided the opportunity for direct communication with the Company and its representatives regarding the purchase made hereby, including the opportunity to ask questions of and receive answers from the Company's management.

3. Representations Regarding Exemptions and Restrictions on Transfer.

(a) In connection with the undersigned's acquisition of the Shares he represents that the Shares are being acquired without a view to, or for resale in connection with, any distribution of the Shares or any interest therein without registration or other compliance under the Securities Act and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

(b) The undersigned acknowledges that the Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available; the Company is under no obligation to register the Shares under the Securities Act, except as expressly agreed to in writing by the Company; no assurance is given that the exemption provided by Rule 144 under the Securities Act or any other exemption will be available; and the certificate, if any, representing the Shares will bear a legend so restricting the sale of such shares.

(c) The undersigned understands that the Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the Shares may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act.

(d) The undersigned understands that the resale of the Shares must be effected in reliance on exemptions from registration under the Securities Act and applicable state securities laws. The undersigned understands that such an exemption may not be available and, in such case, the undersigned would not be able to resell the Shares held.

4. Risk and Other Investment Factors. Investing in the Company's Shares involves a high degree of risk, as more fully highlighted in the Offering Information. The Company has recently a change of control, as described in the current report on Form 8-K filed with the SEC on April 6, 2017, which makes

it difficult for it or any potential investor to exhaustively catalog and understand all risk factors, which itself may prove to be a significant risk. The Company cannot assure that all material factors, risks, uncertainties, or pitfalls have been considered. To the contrary, the Company's future operating results are, in fact, impossible to predict. The risks and uncertainties outlined below are not the only risks the Company may face. Additional risks and uncertainties of which the Company is unaware, or risks the Company believes are immaterial, may also become important factors that adversely affect the Company's business. The Company does not, and will not, make representations or warranties of any kind regarding future performance, and no representations or warranties of future performance should be inferred from any discussion or presentation in whatever form at whatsoever time. Forward-looking financial projections may not be relied upon as true, correct, or complete for any purpose.

5. Indemnity. The undersigned hereby agrees to indemnify the Company and its controlling persons and any person participating in the offering and to hold them harmless from and against any and all liability, damage, cost, or expense (including reasonable attorneys' fees) incurred on account of or arising out of:

(a) any inaccuracy in the undersigned's declarations, representations, and warranties set forth herein or made by him to the Company in connection with his subscription;

(b) the disposition of the Shares that the undersigned will receive, contrary to his declarations, representations, and warranties set forth herein or to the provisions of the articles of incorporation and bylaws; and

(c) any action, suit, or proceeding based on: (i) the claim that said declarations, representations, or warranties made by the undersigned were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company; (ii) the disposition of the Shares contrary to the terms hereof; or (iii) the breach by the undersigned of any part of this Agreement.

6. Setoff. Notwithstanding the provisions of the last preceding section or the enforceability thereof, the undersigned hereby grants to the Company the right to set off, against any amounts payable by the Company to him, for whatever reason, of any and all damages, costs, or expenses (including reasonable attorneys' fees) that are incurred on account of or arising out of any of the items referred to in clauses (a) through (c) of the last preceding section.

7. Miscellaneous. The undersigned further understands, acknowledges, and agrees that:

(a) This Agreement shall be construed in accordance with and governed by the laws of the state of Nevada.

(b) This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof.

(c) Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned, he does not waive any rights granted to him under federal or state securities laws.

(d) This Agreement does not entitle the undersigned to any rights as a holder of Shares purchasable hereunder that have not been fully paid for.

(e) All subscription payments should be made by wire transfer to the Company at:

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted this 26th day of April, 2017.

Investview, Inc.

By: Ryan Smith

Its: CEO

Appendix A to
Subscription Agreement

Accredited Investor as defined in § 230.501 of the Securities Act of 1933:

(1) Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Securities Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Securities Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000. For purposes of calculating net worth under this paragraph (5):

  (i) The person's primary residence shall not be included as an asset;

  (ii) Indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

  (iii) Indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in §230.506(b)(2)(ii); and

(8) Any entity in which all of the equity owners are accredited investors.